SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of Earliest Event Reported) June 24, 2002
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                        New World Restaurant Group, Inc.
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             (Exact Name of Registrant as Specified in its Charter)



Delaware                             0-27148                      13-3690261
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(State or Other                   (Commission                   (I.R.S. Employer
Jurisdiction of                   File Number)                    Identification
Incorporation)                                                              No.)




                             246 Industrial Way West
                           Eatontown, New Jersey 07724
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               (Address of Principal Executive Offices) (Zip Code)



                                 (732) 544-0155
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              (Registrant's Telephone Number, Including Area Code)



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         (Former Name or Former Address, If Changed Since Last Report.)

ITEM 5.  Other Events and Regulation FD Disclosure.

         Reference is made to the New World Restaurant Group, Inc. press release attached hereto as Exhibit 99.1, and incorporated by reference herein (including, without limitation, the information set forth in the cautionary statement contained in the press release), relating to the Company's announcement of its unaudited results for the quarter ended April 2, 2002.



ITEM 7.  Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit  Description
-------  -----------

99.1     Press Release issued June 24, 2002.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     NEW WORLD RESTAURANT GROUP, INC.





                                     BY:   /s/ Anthony Wedo
                                         ----------------------------------
                                         Name:  Anthony Wedo
                                         Title: Chief Executive Officer



Date:  June 24, 2002

                                                                    Exhibit 99.1

                NEW WORLD REPORTS RESULTS FOR 1ST QUARTER OF 2002

o Adjusted EBITDA before unusual charges and legal expenses rose to $11.1 million, exceeding trailing and year-over-year quarters

     EATONTOWN, NJ (6/24/02)--New World Restaurant Group (Pink Sheets: NWCI) today announced unaudited results for the quarter ended April 2, 2002. Results for the first quarter of fiscal 2002 include the operations of company-owned and licensed Einstein Bros. and Noah's NY Bagels stores and related production and support facilities, which were acquired on June 19, 2001. The company also reported selected unaudited pro forma comparisons, which assume that New World and Einstein had been combined for the first quarter of fiscal 2001.

     On a reported basis, total revenues for the quarter ended April 2, 2002 rose to $98.6 million from $10.5 million in the comparable fiscal 2001 period, with the increase driven by the June 2001 acquisition of Einstein. Comparable store sales in company-operated Einstein/Noah stores were essentially flat, as measured against a 2001 quarter during which the chain initiated an approximate 6% price increase. Retail sales increased substantially as a result of the addition of 458 company-operated stores purchased in the Einstein acquisition, while manufacturing revenues were bolstered by the inclusion of revenues from manufacturing facilities added through the acquisition. Increases in those two revenue categories were partially offset by a decline in franchise related income, due to a lower franchise store base in comparison to the prior year.

     EBITDA (earnings before interest, taxes, depreciation and amortization, gain on the sale of investments, and minority interest) increased to $5.8 million, or 5.9% of revenues, from $0.9 million, or 8.6% of revenues in the 2001 quarter. The decline in EBITDA as a percent of revenues reflects the shift in the company's business to one in which 91.5% of the 2002 quarter's revenues were derived from retail sales, compared with 35.1% in the 2001 quarter, as well as the non-recurring charges detailed below.

     EBITDA for the first quarter of 2002 was adversely affected by non-recurring charges totaling $5.1 million that were included in general and administrative (G&A) expenses. These included charges of approximately $2.6 million (including related payroll tax expenses) in connection with the previously disclosed unauthorized bonus payments to former officers and employees of the company. Such unauthorized bonus payments were offset against payments to be made in connection with the separation of certain officers and employees from the company. The 2002 period's G&A also reflected extraordinary legal expenses of approximately $1.7 million incurred in connection with the company's voluntary internal investigation of the unauthorized bonus payments. Also included in 2002 G&A expenses are $0.6 million in performance bonuses paid to the former officers and employees referenced above, which the company believes would not have been paid both based on its recently completed restatement of results and in light of the unauthorized bonuses. In the 2001 period, these individuals received $0.2 million in performance bonuses. Additionally, G&A expenses in the 2002 and 2001 periods included $0.2 million of salary and direct expenses for several of the former officers and employees whose positions are duplicative with others. The company does not intend to replace these individuals.

     Excluding those non-recurring charges and approximately $0.2 million in EBITDA losses from company-owned Manhattan Bagel stores that are being closed, New World would have recorded adjusted EBITDA of $11.1 million, or 11.3% of revenues, for the first quarter of 2002.

     The company reported a $12.3 million net loss for the 2002 quarter, compared to a $1.0 million net loss in the 2001 period. In addition to the aforementioned charges and expenses, the loss for the 2002 quarter reflected an increase in net interest expense to $13.6 million from $0.4 million in the 2001 period. The increase was primarily the result of interest and related costs incurred on debt utilized to finance the Einstein acquisition. Interest expense for the 2002 quarter was comprised of approximately $8.0 million of interest paid or payable in cash and non-cash interest expense of approximately $5.5 million resulting from the amortization of debt discount, debt issuance costs, the amortization of warrants issued in connection with debt financings, the accretion of warrants assigned to Greenlight New World, L.L.C., and the related guaranteed investment return.

     Results for the 2002 quarter were also impacted by an increase in depreciation and amortization expense to $4.5 million from $0.8 million in the 2001 period. The increase was attributed primarily to depreciation on assets purchased in the Einstein acquisition, partially offset by the implementation of FAS 142 under which intangible assets with indefinite lives are no longer required to be amortized.

     During the 2001 quarter, New World recorded a $0.2 million gain from sale of debt securities. This gain, however, was offset by a $0.7 million charge for minority interest, attributable to accretion of the value assigned to warrants and the guaranteed investment return to investors in Greenlight New World. No such gains or minority interest charges were recorded in the first quarter of 2002.

     After deducting $6.4 million for dividends and accretion on preferred stock, both of which are non-cash accounting adjustments, the company reported a net loss attributable to common stockholders of $18.7 million, or $1.07 per common share, in the 2002 quarter. This compared to a net loss attributable to common shareholders of $4.3 million, or $0.27 per common share in 2000, which reflected $3.3 million in dividends and accretion on preferred stock.

                                Pro forma results

     New World also reported pro forma comparative results for the quarter. The pro forma results have been prepared in order to assist in the evaluation of changes and trends in the company's business, are for comparative purposes only, do not purport to be indicative of what operating results would have been had the Einstein acquisition actually taken place at the beginning of the 2001 period, and may not be indicative of future operating results.

     On this basis, reported revenues of $98.6 million declined from a pro forma $122.3 million in the 2001 quarter. The decrease is primarily attributable to differences in the fiscal calendar between the periods, as well as a decline in the store base. In the core Einstein segment, the 2001 period included 16 weeks (112 days) of operations, compared to 13 weeks (91 days) for the 2002 period. On a normalized equal-week basis, Einstein sales would have increased 0.8% from approximately $90.5 million in the 2001 quarter to $91.2 million the 2002 period.

     Revenues in the New World segment (which includes the Manhattan Bagel, Chesapeake Bagel, New World Coffee and Willoughby's Coffee & Tea brands), declined to $7.4 million from $10.5 million, primarily reflecting a decrease in the number of company-owned stores as a result of closings or sales of the locations to franchisees. At the end of the 2002 quarter, the segment had 18 company-owned units, down from 42 stores a year ago--accounting for approximately $2.0 million of the sales decline. The company has closed or intends to close the balance of these company-operated Manhattan Bagel restaurants by July 15, 2002. Revenues for this segment were also affected by a 5% decline in the segment's franchise store base to 279 from 295 a year ago.

     EBITDA decreased to the reported $5.8 million from a pro forma $8.2 million in the fiscal 2001 quarter, reflecting the impact of the fiscal calendar change on revenues as well as the aforementioned charges and expenses that were included in G&A expenses in the 2002 period. Excluding the latter items,

G&A expenses would have dropped 35.8% from pro forma levels in the 2001 period. After also excluding the aforementioned losses from the company-owned Manhattan Bagel stores being closed, EBITDA adjusted for one-time restructuring charges at Einstein/Noah and non-recurring items would have advanced 12.1% to $11.1 million from the pro forma $9.9 million in the 2001 quarter.

     "We are pleased with the ongoing improvement in adjusted EBITDA. Excluding non-recurring items, we continue to exceed consecutive quarterly performance as well as year-over-year pro forma results," said Anthony Wedo, New World Chairman and Chief Executive Officer. "We believe these results clearly indicate that our efforts to consolidate the New World and Einstein organizations are generating savings. Moreover, we are continuing our efforts to leverage increased revenues against lower G&A costs through programs designed to enhance lunch sales in existing locations and expand our store base primarily through franchising and licensing."

     Mr. Wedo added: "We are rapidly moving forward on efforts to rationalize our capital structure, including the refinancing of our increasing rate notes. These efforts are of a highest priority and we expect to report progress on this front within the next 60 days."

     The company forecast that adjusted EBITDA for the second quarter of 2002, ending July 2, will exceed pro forma levels for the corresponding 2001 quarter as well as the first quarter of 2002. For the fiscal 2002 year ending December31, the company forecasts adjusted EBITDA in the mid- $40 million range, significantly exceeding adjusted pro forma EBITDA for 2001. Comparable store sales in company-operated Einstein/Noah stores are projected to increase by approximately 1.5-2% during the second quarter and by approximately 2% for all of fiscal 2002.

     New World has scheduled a conference call for today at 4:15 p.m. (EST), to discuss its financial results and other recent developments,). To listen to the call, call 1-888-278-8831. A replay will be available from 7:00 p.m. (EST) today through 7:00 p.m. (EST on July 19th. Additionally, a live and archived webcast of the call is available on the company's website, www.newworldrestaurantgroup.com.

     New World is a leading company in the quick casual sandwich industry. The company operates stores primarily under the Einstein Bros and Noah's New York Bagels brands and primarily franchises stores under the Manhattan Bagel and Chesapeake Bagel Bakery brands. As of May 14, 2002, the company's retail system consisted of 468 company-owned stores and 293 franchised and licensed stores in 34 states. The company also operates three dough production facilities and one coffee roasting plant.

                                      *****
Certain statements in this press release constitute forward-looking statements or statements which may be deemed or construed to be forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "forecast," "estimate," "project," "intend," "expect," "should," "would," "believe" and similar expressions and all statements which are not historical facts are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors which could cause the company's actual results, performance (financial or operating), or achievements to differ from the future results, performance (financial or operating), or achievements expressed or implied by such forward-looking statements. The above factors are more fully discussed in the company's SEC filings.

                                      #####
CONTACT:
Media/investors: Bill Parness, Parness & Associates, (732) 290-0121; parnespr@optonline.net
----------------------

                                 (TABLES FOLLOW)

                         NEW WORLD RESTAURANT GROUP INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
           FOR THE FIRST QUARTER ENDED APRIL 2, 2002 AND APRIL 1, 2001
                                    UNAUDITED


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                                              April 2, 2002      April 1, 2001
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Revenues:
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Retail sales...................
................................                 $    90,184        $     3,672
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Manufacturing revenues.........
................................                       6,861              5,150
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Franchise related revenues.....
................................                       1,540              1,653
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Total revenues.................
................................                      98,585             10,475
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Cost of sales..................
................................                      80,215              7,367
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General and administrative
expenses.......................                      12,607              2,209
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Depreciation and
amortization...................                       4,511                787
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Income from operations.........
................................                       1,252                112
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Interest expense, net..........
................................                      13,586                444
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Gain from sale of
investments....................                      -                     241
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(Loss) before income taxes and
minority interest..............                     (12,334)               (91)
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Provision for income
taxes..........................                      -                     166
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Minority interest..............
................................                      -                     723
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Net (loss).....................
................................                     (12,334)              (980)
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Dividends and accretion on
preferred
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


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stock..........................                       6,355              3,317
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Net (loss) available to
common stockholders............                 $   (18,689)       $    (4,297)
---------------------------------------------===============----================

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Net (loss) per common
share - Basic..................                      ($1.07)            ($0.27)
---------------------------------------------===============----================

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Net (loss) per common
share - Diluted................                      ($1.07)            ($0.27)
---------------------------------------------===============----================

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Weighted average number of
common shares outstanding:
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Basic..........................
................................                  17,481,394         15,896,836
---------------------------------------------===============----================

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Diluted........................
................................                  17,481,394         15,896,836
---------------------------------------------===============----================



                                     (MORE)

     The following unaudited table includes pro forma financial data for the quarter ended April 1, 2001, which gives effect to the Einstein Acquisition as if it had occurred as of the beginning of that period. All of the following unaudited pro forma financial data gives effect to purchase accounting adjustments necessary to complete the acquisition. These pro forma results have been prepared for the purpose of supplementary analysis only and do not purport to be indicative of what operating results would have been had the acquisitions actually taken place as of the beginning of each period reported, and may not be indicative of future operating results.[OBJECT OMITTED]


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                                                 Actual            Proforma
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                                                 4/2/02             4/1/01
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                                                 (Dollars in
                                                 thousands)
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Statement of Operations Data
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Revenues:
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Einstein....................
.............................                    $ 91,208           $ 111,778
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New World...................
                                                   7,377              10,475
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Total
revenues....................                      98,585             122,253
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Cost of
sales.......................                      80,215             102,077
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General and administrative
expense                                           12,607              11,986
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EBITDA......................
.............................                    $  5,763           $   8,190
---------------------------------------------==============-----================

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Other Information
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Number of operating days included in fiscal period:
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Einstein....................
.............................                          91                 112
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New World...................
                                                      91                  91
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